      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2000

                                                      REGISTRATION NO. 333-84911
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FIFTH THIRD BANCORP
             (Exact name of registrant as specified in its charter)

            OHIO                          6711                   31-0854434
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                                 ---------------

                   FIFTH THIRD CENTER, CINCINNATI, OHIO 45263
                                 (513) 579-5300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                             PAUL L. REYNOLDS, ESQ.
                               FIFTH THIRD BANCORP
                            38 FOUNTAIN SQUARE PLAZA
                             CINCINNATI, OHIO 45263
                                  (513)579-5300
                               (513)744-6757 (FAX)
                (Name, address, including zip code and telephone
               number, including area code, of agent for service)

                                 ---------------

                          COPIES OF COMMUNICATIONS TO:

                            Richard G. Schmalzl, Esq.
                              H. Samuel Lind, Esq.
                             Graydon, Head & Ritchey
                             1900 Fifth Third Center
                                511 Walnut Street
                             Cincinnati, Ohio 45202
                                 (513) 621-6464
                               (513) 651-3836 (Fax)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: The merger of Peoples Bank Corporation of Indianapolis with and into Fifth Third Bancorp was consummated on November 19, 1999. Fifth
Third is hereby amending this Registration Statement to deregister 387,341 shares of common stock, no par value, which were issuable to the shareholders of Peoples in connection with the merger of Peoples with and into Fifth Third.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. [ ]

         This Post-Effective Amendment No. 2 to Registration Statement on Form S-4 (Reg. No. 333-84911) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

===============================================================================

                          DEREGISTRATION OF SECURITIES

         In accordance with the undertaking of Fifth Third Bancorp set forth in the registration statement on Form S-4 (File No. 333-84911), declared effective on September 17, 1999, Fifth Third is filing this Post-Effective Amendment No. 2 to deregister an aggregate of 387,341 shares of its common stock, no par value, previously registered under the Securities Act of 1933 pursuant to the registration statement, issuable to the shareholders of Peoples Bank Corporation of Indianapolis in connection with the merger of Peoples with and into Fifth Third.

         Pursuant to the registration statement on Form S-4, 3,850,000 shares of common stock were registered. These shares were registered pursuant to the registration statement in order to be issued: (i) to the shareholders of Peoples in connection with the merger and (ii) upon the exercise of options granted to certain directors, officers and employees of Peoples under its Stock Option Plan, 1998 Stock Option Plan and Directors Stock Option Plan. Upon the consummation of the merger, Fifth Third issued a total of 3,381,220 of these shares to the shareholders of Peoples. Fifth Third then amended the registration statement by filing Post-Effective Amendment No.1 on Form S-8 to Form S-4 to cover 81,439 of these shares to be issued upon the exercise of the options. Therefore, in accordance with the undertaking mentioned above, Fifth Third hereby deregisters the remaining 387,341 shares of Fifth Third common stock previously registered pursuant to the registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-84911 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on April 7, 2000.

                                     FIFTH THIRD BANCORP


                                     /s/ GEORGE A SCHAEFER, JR.
                                     -----------------------------------------
                                     By: George A. Schaefer, Jr.
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement No. 333-84911 has been signed by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:


/s/ GEORGE A. SCHAEFER, JR.                            Date: April 7, 2000
-------------------------------------
George A. Schaefer, Jr.
President and Chief Executive Officer


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Principal Financial Officer:


/s/ NEAL E. ARNOLD                                     Date:  April 7, 2000
------------------------------------
Neal E. Arnold
Chief Financial Officer, Executive
Vice President and Treasurer


Principal Accounting Officer:


/s/ ROGER W. DEAN                                      Date:  April 7, 2000
------------------------------------
Roger W. Dean
Controller


Directors of the Company:

/s/ DARRYL F. ALLEN*                                   Date:  April 7, 2000
------------------------------------
Darryl F. Allen



/s/ JOHN F. BARRETT*                                   Date:  April 7, 2000
------------------------------------
John F. Barrett


                                                       Date:
------------------------------------
Gerald V. Dirvin



/s/ THOMAS B. DONNELL*                                 Date:  April 7, 2000
------------------------------------
Thomas B. Donnell



/s/ RICHARD T. FARMER*                                 Date:  April 7, 2000
------------------------------------
Richard T. Farmer



/s/ JOSEPH H. HEAD, JR.*                               Date:  April 7, 2000
------------------------------------
Joseph H. Head, Jr.



/s/ JOAN R. HERSCHEDE*                                 Date:  April 7, 2000
------------------------------------
Joan R. Herschede

/s/ ALLEN M. HILL*                                     Date:  April 7, 2000
------------------------------------
Allen M. Hill



                                                       Date:
------------------------------------
William G. Kagler



/s/ JAMES D. KIGGEN*                                   Date:  April 7, 2000
------------------------------------
James D. Kiggen



/s/ JERRY L. KIRBY*                                    Date:  April 7, 2000
------------------------------------
Jerry L. Kirby



                                                       Date:
------------------------------------
Robert L. Koch, II



/s/ MITCHEL D. LIVINGSTON*                             Date:  April 7, 2000
------------------------------------
Mitchel D. Livingston, Ph.D.



/s/ ROBERT B. MORGAN*                                  Date:  April 7, 2000
------------------------------------
Robert B. Morgan



/s/ DAVID E. REESE*                                    Date:  April 7, 2000
------------------------------------
David E. Reese



                                                       Date:
------------------------------------
James E. Rogers



/s/ BRIAN H. ROWE*                                     Date:  April 7, 2000
------------------------------------
Brian H. Rowe


/s/ GEORGE A. SCHAEFER, JR.                            Date:  April 7, 2000
------------------------------------
George A. Schaefer, Jr.

/s/ JOHN J. SCHIFF, JR.*                               Date:  April 7, 2000
------------------------------------
John J. Schiff, Jr.



/s/ DONALD B. SCHACKELFORD*                            Date:  April 7, 2000
------------------------------------
Donald B. Schackelford



/s/ DENNIS J. SULLIVAN, JR.*                           Date:  April 7, 2000
------------------------------------
Dennis J. Sullivan, Jr.



/s/ DUDLEY S. TAFT*                                    Date:  April 7, 2000
------------------------------------
Dudley S. Taft



                                                       Date:
------------------------------------
Thomas W. Traylor



                                                       Date:
------------------------------------
Alton C. Wendzel



* By: /s/ GEORGE A. SCHAEFER, JR.
      ----------------------------------
         George A. Schaefer, Jr.
         as attorney-in-fact pursuant to
         a power of attorney previously
         filed